HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2002

                                 C O N T E N T S


Independent Auditors' Report................................................ 3

Consolidated Balance Sheet.................................................. 4

Consolidated Statements of Operations....................................... 5

Consolidated Statements of Stockholders' Equity (Deficit)................... 6

Consolidated Statements of Cash Flows.......................................10

Notes to the Consolidated Financial Statements..............................12

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Health & Leisure, Inc. and Subsidiaries
(A Development Stage Company)
Columbus, Ohio


We have audited the accompanying consolidated balance sheet of Health & Leisure, Inc. and Subsidiaries (a development stage company) as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2002 and 2001 and from inception on March 13, 1985 through December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Health & Leisure, Inc. and Subsidiaries (a development stage company) as of December 31, 2002 and the consolidated results of their operations and their cash flows for the years ended December 31, 2002 and 2001, and from inception on March 13, 1985 through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company has had limited operations and limited capital which together raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
March 27, 2003

                                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                          (A Development Stage Company)
                                           Consolidated Balance Sheet


                                                     ASSETS

                                                                                                   December 31,
                                                                                                       2002
                                                                                               -------------------
CURRENT ASSETS

   Cash                                                                                        $                 -
                                                                                               -------------------

     Total Current Assets                                                                                        -
                                                                                               -------------------

     TOTAL ASSETS                                                                              $                 -
                                                                                               ===================


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

   Bank overdraft                                                                              $               132
   Accounts payable                                                                                        118,770
   Accrued wages (Note 3)                                                                                  438,000
   Note payable - related party (Note 2)                                                                   394,877
   Accrued interest payable - related party (Note 2)                                                       163,254
                                                                                               -------------------
     Total Current Liabilities                                                                           1,115,033
                                                                                               -------------------

STOCKHOLDERS' EQUITY (DEFICIT)

   Preferred stock; 10,000,000 shares authorized of $0.01
    par value, no shares outstanding                                                                             -
   Common stock; 20,000,000 shares authorized of $0.01
    par value, 17,325,427 shares issued and outstanding                                                    173,254
   Additional paid-in capital                                                                            1,213,236
   Deficit accumulated during the development stage                                                     (2,501,523)
                                                                                               -------------------
     Total Stockholders' Equity (Deficit)                                                               (1,115,033)
                                                                                               -------------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                      $                 -
                                                                                               ===================


               The accompanying notes are an integral part of these consolidated financial statements.

                                                          4

                                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                          (A Development Stage Company)
                                      Consolidated Statements of Operations


                                                                                                    From Inception
                                                                    For the                         on March 13,
                                                                  Years Ended                       1985 Through
                                                                  December 31,                       December 31,
                                                             2002                2001                   2002
                                                        --------------      --------------        ----------------
REVENUES

   Product sales                                        $            -      $            -        $        297,667
   Consulting revenue                                           30,450                   -                 605,511
                                                        --------------      --------------        ----------------
     Total Revenue                                              30,450                   -                 903,178
                                                        --------------      --------------        ----------------
OPERATING EXPENSES

   Cost of goods sold                                                -                   -                 402,961
   Officer salaries                                             24,000              24,000                 644,750
   General and administrative                                   23,383              21,730                 995,060
   Legal and accounting                                         16,997              39,719                 688,485
   Travel                                                       36,192              42,578                 643,673
   Bad debts                                                         -                   -                  38,500
   Depreciation and amortization                                     -                   -                  48,216
                                                        --------------      --------------        ----------------
     Total Expenses                                            100,572             128,027               3,461,645
                                                        --------------      --------------        ----------------
LOSS FROM OPERATIONS                                           (70,122)           (128,027)             (2,558,467)
                                                        --------------      --------------        ----------------
OTHER INCOME (EXPENSE)

   Interest income                                                   -                   -                  18,111
   Interest expense                                            (26,682)            (19,528)               (246,818)
   Gain on sale of marketable securities                             -                   -                  19,590
   Other income (Note 6)                                             -                   -                  98,773
                                                        --------------      --------------        ----------------
     Total Other Income (Expense)                              (26,682)            (19,528)               (110,344)
                                                        --------------      --------------        ----------------
LOSS BEFORE EXTRAORDINARY ITEM                                 (96,804)           (147,555)             (2,668,811)
                                                        --------------      --------------        ----------------
EXTRAORDINARY ITEM -
 GAIN ON EXTINGUISHMENT OF DEBT                                      -                   -                 167,288
                                                        --------------      --------------        ----------------

NET LOSS                                                $      (96,804)     $     (147,555)       $     (2,501,523)
                                                        ==============      ==============        ================

BASIC LOSS PER SHARE                                    $        (0.01)     $        (0.01)
                                                        ==============      ==============

WEIGHTED AVERAGE SHARES
 OUTSTANDING                                                17,325,427          17,325,427
                                                        ==============      ==============

                 The accompanying notes are an integral part of these consolidated financial statements.

                                                           5

                                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                          (A Development Stage Company)
                            Consolidated Statements of Stockholders' Equity (Deficit)


                                                                                                      Deficit
                                                                                                    Accumulated
                                                                                 Additional          During the
                                                    Common Stock                   Paid-In           Development
                                              Shares            Amount             Capital              Stage
                                            ----------        ------------       -------------      --------------
Balance at inception on
 March 13, 1985                                      -        $          -       $           -      $            -
                                            ----------        ------------       -------------      --------------
Proceeds from initial
 issuance of common stock
 on March 13, 1985 at $0.02
 per share                                     300,000               3,000               3,000                   -

Retroactive effect of
 recapitalization                            7,700,000              77,000              (3,000)            (27,049)

Net loss for the period
 ended December 31, 1985                             -                   -                   -             (96,722)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1985                   8,000,000              80,000                   -            (123,771)

Common shares issued for
 cash at $0.10 per share                     1,000,000              10,000              90,000                   -

Proceeds from exercise of
 Series A Warrants at $0.99
 per share                                     625,427               6,254             614,661                   -

Stock offering costs                                 -                   -             (25,610)                  -

Net loss for the year ended
 December 31, 1986                                   -                   -                   -            (230,969)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1986                   9,625,427              96,254             679,051            (354,740)

Proceeds from exercise of
 options at $0.01 per share                    140,000               1,400                (550)                  -

Proceeds from exercise of
 Series A Warrants at $1.00
 per share                                      10,000                 100               9,900                   -
                                            ----------        ------------       -------------      --------------
Balance Forward                              9,775,427        $     97,754       $     688,401      $     (354,740)
                                            ----------        ------------       -------------      --------------


            The accompanying notes are an integral part of these consolidated financial statements.

                                                      6

                                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                          (A Development Stage Company)
                     Consolidated Statements of Stockholders' Equity (Deficit)(Continued)


                                                                                                      Deficit
                                                                                                    Accumulated
                                                                                 Additional          During the
                                                    Common Stock                   Paid-In           Development
                                              Shares            Amount             Capital              Stage
                                            ----------        ------------       -------------      --------------
Balance Forward                              9,775,427        $     97,754       $     688,401      $     (354,740)

Common shares issued
 pursuant to finders fee
 agreement at $0.01 per share                  200,000               2,000                   -                   -

Cost incurred in obtaining
 working capital                                     -                   -             (25,580)                  -

Net loss for the year ended
 December 31, 1987                                   -                   -                   -            (374,614)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1987                   9,975,427              99,754             662,821            (729,354)

Dividend - 498,771 shares
 of Entrepreneur, Inc.                               -                   -                   -             (14,689)

Net loss for the year ended
 December 31, 1988                                   -                   -                   -            (242,711)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1988                   9,975,427              99,754             662,821            (986,754)

Common stock issued in lieu
 of debt at $0.06 per share                  2,000,000              20,000             100,000                   -

Common stock issued for cash
 at $0.07 per share                          1,500,000              15,000              95,000                   -

Contribution of capital                              -                   -             106,415                   -

Net loss for the year ended
 December 31, 1989                                   -                   -                   -            (156,153)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1989                  13,475,427        $    134,754       $     964,236      $   (1,142,907)
                                            ----------        ------------       -------------      --------------


              The accompanying notes are an integral part of these consolidated financial statements.

                                                         7

                                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                          (A Development Stage Company)
                      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                                                                                      Deficit
                                                                                                    Accumulated
                                                                                 Additional          During the
                                                    Common Stock                   Paid-In           Development
                                              Shares            Amount             Capital              Stage
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1989                  13,475,427        $    134,754       $     964,236      $   (1,142,907)

Common stock issued for cash
 at $0.07 per share                          3,850,000              38,500             241,500                   -

Net loss for the year ended
 December 31, 1990                                   -                   -                   -            (490,642)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1990                  17,325,427             173,254           1,205,736          (1,633,549)

Net loss for the year ended
 December 31, 1991                                   -                   -                   -             (22,323)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1991                  17,325,427             173,254           1,205,736          (1,655,872)

Net loss for the year ended
 December 31, 1992                                   -                   -                   -             (78,322)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1992                  17,325,427             173,254           1,205,736          (1,734,194)

Contributed capital                                  -                   -               7,500                   -

Net loss for the year ended
 December 31, 1993                                   -                   -                   -             (85,881)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1993                  17,325,427             173,254           1,213,236          (1,820,075)

Net loss for the year ended
 December 31, 1994                                   -                   -                   -             (61,810)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1994                  17,325,427             173,254           1,213,236          (1,881,885)

Net loss for the year ended
 December 31, 1995                                   -                   -                   -             (58,056)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1995                  17,325,427        $    173,254       $   1,213,236      $   (1,939,941)
                                            ----------        ------------       -------------      --------------


                The accompanying notes are an integral part of these consolidated financial statements.

                                                          8

                                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                          (A Development Stage Company)
                      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                                                                                      Deficit
                                                                                                    Accumulated
                                                                                 Additional          During the
                                                    Common Stock                   Paid-In           Development
                                              Shares            Amount             Capital              Stage
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1995                  17,325,427        $    173,254       $   1,213,236      $   (1,939,941)

Net loss for the year ended
 December 31, 1996                                   -                   -                   -             (63,365)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1996                  17,325,427             173,254           1,213,236          (2,003,306)

Net loss for the year ended
 December 31, 1997                                   -                   -                   -             (36,499)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1997                  17,325,427             173,254           1,213,236          (2,039,805)

Net loss for the year ended
 December 31, 1998                                   -                   -                   -             (35,559)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1998                  17,325,427             173,254           1,213,236          (2,075,364)

Net loss for the year ended
 December 31, 1999                                   -                   -                   -            (101,776)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 1999                  17,325,427             173,254           1,213,236          (2,177,140)

Net loss for the year ended
 December 31, 2000                                   -                   -                   -             (80,023)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 2000                  17,325,427             173,254           1,213,236          (2,257,163)

Net loss for the year ended
 December 31, 2001                                   -                   -                   -            (147,556)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 2001                  17,325,427             173,254           1,213,236          (2,404,719)

Net loss for the year ended
 December 31, 2002                                   -                   -                   -             (96,804)
                                            ----------        ------------       -------------      --------------
Balance, December 31, 2002                  17,325,427        $    173,254       $   1,213,236      $   (2,501,523)
                                            ==========        ============       =============      ==============


                The accompanying notes are an integral part of these consolidated financial statements.

                                                            9

                                             HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                                  (A Development Stage Company)
                                              Consolidated Statements of Cash Flows


                                                                                                                  From
                                                                                                              Inception on
                                                                                   For the                      March 13,
                                                                                  Years Ended                  1985 Through
                                                                                  December 31,                 December 31,
                                                                             2002              2001                2002
                                                                        ------------       -----------        --------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                             $    (96,804)      $  (147,555)       $   (2,501,523)
   Adjustments to reconcile net loss to net cash
    used by operating activities:
     Depreciation and amortization                                                 -                 -                48,216
     Bad debt expense                                                              -                 -                38,500
     Extraordinary item - extinguishment of debt                                   -                 -              (167,288)
     Gain on sale of marketable securities                                         -                 -               (19,590)
     Expenses recorded as note payable to officer                                  -                 -               163,275
     Common stock issued for services rendered                                     -                 -               197,000
     Other non-cash items                                                          -                 -                (4,520)
   Changes in operating assets and liabilities:
     Increase in accounts receivable                                               -                 -               (31,000)
     Increase in other assets                                                      -                 -               (11,778)
     Increase in accounts payable and cash overdraft                          19,396            26,074               203,822
     Increase in accrued expenses                                             50,682            43,526               667,878
                                                                        ------------       -----------        --------------
       Net Cash Used by Operating Activities                                 (26,726)          (77,955)           (1,417,008)
                                                                        ------------       -----------        --------------
CASH FLOWS FROM INVESTING ACTIVITIES

   Offering costs for Entrepreneur, Inc.                                           -                 -                (5,059)
   Purchase of furniture and fixtures                                              -                 -                (1,893)
   Proceeds of sales of marketable securities                                      -                 -                48,180
                                                                        ------------       -----------        --------------
       Net Cash Provided by Investing Activities                                   -                 -                41,228
                                                                        ------------       -----------        --------------
CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from exercise of warrants                                              -                 -               630,915
   Cash receipts from note payable                                                 -                 -               388,051
   Cash receipts from note payable - shareholder                              25,600            76,506               402,606
   Payments on note payable - shareholder                                          -                 -              (210,491)
   Payments on note payable                                                        -                 -              (144,651)
   Proceeds from sale of common stock                                              -                 -               301,850
   Proceeds from contributed capital                                               -                 -                 7,500
                                                                        ------------       -----------        --------------
       Net Cash Provided by Financing Activities                        $     25,600       $    76,506        $    1,375,780
                                                                        ------------       -----------        --------------


                   The accompanying notes are an integral part of these consolidated financial statements.

                                                              10

                                             HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                                  (A Development Stage Company)
                                        Consolidated Statements of Cash Flows (Continued)


                                                                                                                  From
                                                                                                              Inception on
                                                                                   For the                      March 13,
                                                                                  Years Ended                  1985 Through
                                                                                  December 31,                 December 31,
                                                                             2002              2001                2002
                                                                        ------------       -----------        --------------
NET DECREASE IN CASH                                                    $     (1,126)      $    (1,449)       $            -

CASH, BEGINNING OF PERIOD                                                      1,126             2,575                     -
                                                                        ------------       -----------        --------------

CASH, END OF PERIOD                                                     $          -       $     1,126        $            -
                                                                        ============       ===========        ==============

SUPPLEMENT CASH FLOW INFORMATION

   Cash Payments For:

   Interest paid                                                        $          -       $         -        $            -
   Income tax                                                           $          -       $         -        $            -


NON-CASH INVESTING AND FINANCING ACTIVITIES

   Common stock issued for services rendered                            $          -       $         -        $      197,000




                    The accompanying notes are an integral part of these consolidated financial statements.

                                                            11

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2002 and 2001

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a. Organization

         The consolidated financial statements presented are those of Health & Leisure, Inc. ("Health") and its wholly-owned subsidiaries, H & L Concepts, Inc. (,,H & L"), Amtele, Inc. ("Amtele"), and Venture Sum, Inc. ("Venture"). Collectively, they are referred to herein as the "Company."

         Health & Leisure, Inc. was incorporated on March 13, 1985, under the laws of the State of Utah as Univenture Capital Corporation ("Univenture"). On August 29, 1986, Univenture issued 7,700,000 shares of common stock to stockholders of Health and Leisure, Inc., a Delaware Corporation, (which subsequently changed its name to Entre Vest, Inc.) for all the outstanding stock of Health & Leisure, Inc. This transaction was treated as a recapitalization of Health & Leisure, Inc., and the financial statements of both companies were combined to reflect this transaction retroactively to March 13, 1985 (date of inception). Prior to this transaction, results of operations from January 1, 1986 through August 29, 1986 included losses of $13,000 and $77,000 for Univenture and Health & Leisure, Inc., respectively. Univenture had previously reported no income or expense for the period ended December 31, 1985. Univenture has since changed its name to Health & Leisure, Inc.

         In June 1985, the Company formed H & L Concepts, Inc., an Ohio corporation, for the purpose of engaging in any lawful act or activity. H & L Concepts, Inc. is a wholly-owned subsidiary of the Company.

         In 1990, the Company formed Amtele, Inc., a wholly-owned Delaware subsidiary, for the purpose of marketing telecommunication services. Amtele, Inc. has had no operations since 1992.

         In 1990, the Company formed Venture Sum, Inc., a wholly-owned Delaware subsidiary, for the purpose of searching for and combining with an existing privately-held company in a form which would result in the combined entity being a public corporation. Venture Sum, Inc. has had no operations since 1992.

         Health & Leisure, Inc. was incorporated primarily for the purpose of marketing a disposable pad that produces heat instantaneously by exothermic reaction. The markets for this product include medical, health, sports, and leisure fields. The market for the heat pads has not developed on a scale anticipated by management and the sale of heat pads has not resulted in profitable operations. The Company is no longer actively marketing heat pads.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2002 and 2001

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         a. Organization (Continued)

         From March, 1990 through December, 1991, the Company marketed a long distance telephone service of American Telephone & Telegraph, Inc. (AT&T) known as its Software Defined Network (SDN) service to primarily small and mid-sized companies located throughout the United States. On December 28, 1990, the Company began conducting its telecommunications business through a 50% interest in Telephony Worldwide Enterprise
         (TWE), a partnership. In 1991, the Company recorded a loss from TWE of $19,861. In 1992, TWE ceased all business activity. The Company divested itself of the partnership in 1991 including all interest in the partnership and all liabilities therefrom. As a result of the TWE partnership, the Company recorded consulting revenue in the amount of $12,667 and $38,000 in 1991 and 1992, respectively.

         During 1991 and 1992, the Company discontinued all business activities with respect to the heat pads and the SDN service, and since that time has been seeking a company with which to effect a business combination.

         In 1993, the Company began providing consulting services for pharmaceutical companies. The Company's president, who is a registered pharmacist, arranged for these services to help meet on-going expenses.

         b. Accounting Method

         The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2002 and 2001

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         c. Basic Net Loss Per Share

         The computation of basic net loss per share of common stock is based on the weighted average number of shares outstanding during the period of financial statements.


                                 For the Year Ended
                                  December 31, 2002
                     ---------------------------------------------
                         Loss           Shares         Per Share
                     (Numerator)     (Denominator)      Amount

                     $   (96,804)      17,325,427     $    (0.01)
                     ===========      ===========     ==========


                                 For the Year Ended
                                  December 31, 2001
                     ---------------------------------------------
                         Loss           Shares         Per Share
                     (Numerator)     (Denominator)      Amount

                     $  (147,555)      17,325,427     $    (0.01)
                     ===========      ===========     ==========

         d. Provision for Taxes

         Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2002 and 2001

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         d. Provision for Taxes (Continued)

         Net deferred tax assets consist of the following components as of December 31, 2002 and 2001:

                                                                             2002                  2001
                                                                       ---------------         -----------
         Deferred tax assets:
           NOL Carryover                                               $       650,752         $   632,362
           Related Party Accrual                                               154,000             144,018
           Accrued Compensation                                                170,820             161,460
                                                                       ---------------         -----------
             Total Deferred Tax Assets                                         975,572             937,840

         Deferred tax liabilities:                                                   -                   -

         Valuation allowance                                                  (975,572)            937,840
                                                                       ---------------         -----------
         Net deferred tax asset                                        $             -         $         -
                                                                       ===============         ===========
         The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of
         39% to pretax income from continuing operations for the years ended
         December 31, 2002 and 2001 due to the following:

                                                                             2002                  2001
                                                                       ---------------         -----------
         Book Loss                                                     $       (37,754)        $   (56,071)
         Related Party                                                           9,984                   -
         Accrued Compensation                                                    9,360                   -
         Valuation allowance                                                    18,410              56,071
                                                                       ---------------         -----------
                                                                       $             -         $         -
                                                                       ===============         ===========

         At December 31, 2002, the Company had net operating loss carryforwards of approximately $1,668,000 that may be offset against future taxable income from the year 2002 through 2022. No tax benefit has been reported in the December 31, 2002 financial statements since the potential tax benefit is offset by valuation allowance of the same amount.

         Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2002 and 2001


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         e. Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         f. Revenue Recognition

         The Company has no significant source of ongoing revenues. Consulting revenues are recognized when cash is received. Additional revenue recognition policies will be determined when principal operations commence.

         g. Principles of Consolidation

         The consolidated financial statements include the accounts of Health & Leisure, Inc. and its subsidiaries, H&L, Amtele, and Venture, all of which are wholly-owned. Significant intercompany accounts have been eliminated.

         h. Newly Issued Accounting Pronouncements

         During the year ended December 31, 2002 the Company adopted the provisions of FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," FASB Statement No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," and FASB Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123 (SFAS 148)." Management does not believe these pronouncements will have a material effect on the Company's financial statements.

NOTE 2 - NOTES PAYABLE - RELATED PARTY

         In order to meet its cash flow needs, the Company has repeatedly borrowed from one of its principal directors. The aggregate principal amount due on this note at December 31, 2002 was $394,877. Interest accrues on these notes at a rate of 6% per annum. Unpaid interest at December 31, 2002 totaled $163,254. Because the note will become immediately due and payable if a change in control occurs, and since the Company is pursuing transactions in which it will combine with another entity, likely resulting in a change of control, the entire aggregate balance including unpaid interest has been classified as a current liability at December 31, 2002.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2002 and 2001


NOTE 3 - ACCRUED WAGES

         During the year ended December 31, 2002, the Company accrued an additional $24,000 in wages payable to its president. As of December 31, 2002, the Company has recorded total accrued wages payable to its president of $438,000.

NOTE 4 - GOING CONCERN

         The Company's consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as of December 31, 2002, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek out and consummate a merger or similar transaction with an existing operating company. Until this occurs, the Company's principal shareholder intends to provide the Company with sufficient working capital, such that the integrity of the corporate entity is preserved. However, there is no guarantee that the Company will be able to consummate a merger, or that its principal shareholder will continue to provide capital sufficient to cover the operating expenses of the Company.

NOTE 5 - PREFERRED AND COMMON STOCK

         During 1986, a total of 2,000,000 Series A and Series B warrants were issued in registered form. They were tradable separately in the over-the-counter market. Each warrant evidenced the right to purchase one share of common stock.

         During 1986 and 1987, 625,427 Series A warrants were exercised at $1.00 per share. No warrants were exercised during 1988, and all remaining warrants expired in 1988.

         The Company issued 200,000 shares of common stock as a finder's fee during 1987. The finder's fee was valued at $2,000 based upon the par value of the stock.

         On May 2, 1988, the Company effected a one-for-ten reverse-split of its common stock. The number of shares outstanding at that date was reduced from 99,754,275 to 9,975,427 and the authorized shares changed from 200,000,000 shares, $0.001 par value to 20,000,000 shares, $0.01 par value.

         The Company authorized 10,000,000 shares of preferred stock, $0.01 par value, pursuant to an amendment to the Company's certificate of incorporation filed May 2, 1988. The amended certificate permits the Board of Directors to issue one or more series of the preferred stock on terms and conditions approved by the Board of Directors without further action by the stockholders. No shares of preferred stock were issued as of December 31, 2002.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2002 and 2001


NOTE 5 - PREFERRED AND COMMON STOCK (Continued)

         In 1989, the Company entered into an agreement with its president to discharge certain indebtedness totaling $120,000 by issuing 2,000,000 shares of the Company's common stock. This transaction was recorded by the Company as a capital contribution which increased the common stock and additional paid-in capital balances by an aggregate of $120,000 in 1989.

         In 1989, the Company sold 1,000,000 shares of common stock for $60,000 to a director of the Company and signed subscription agreements to issue 500,000 shares of common stock for $50,000, which was received in January, 1990. During 1989, the Company's president individually entered into agreements with two creditors whereby he transferred certain personal assets in full settlement of the amounts due the creditors in the aggregate of $91,415. These settlement agreements have been accounted for by the Company as capital contributions. During 1989, the Company's president contributed $15,000 of marketable securities to the Company.

         On May 25, 1990, the Company issued 1,000,000 shares of common stock to a vice president of the Company as a bonus for his acceptance of the position. The shares were recorded at $0.10 per share based on the fair market value of the shares, established by previous sales to unrelated parties.

         During 1990, the Company issued 2,000,000 shares of common stock to consultants of the Company (recorded as compensation at the contractually stated fair value of the services performed) and 850,000 shares pursuant to stock subscription agreements. As of December 31, 1990, the Company had 17,325,427 shares of common stock issued and outstanding. The Company has had no new issuances of its common stock since this date, and at December 31, 2002, the number of shares issued and outstanding remained at 17,325,427.